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                             EXHIBIT 10.13

                         ANNUAL INCENTIVE PLAN

                                  OF

                         U.S. TRUST CORPORATION

                   As Amended, Restated and Renamed
                    effective as of January 1, 1994


1.   Purpose

     The purpose of the Annual Incentive Plan of U.S. Trust
Corporation is to encourage greater focus on performance among the key decision makers of U.S. Trust Corporation and its affiliated companies by relating a significant portion of their total compensation to the achievement of annual financial and strategic objectives.

     The Plan, as hereinafter set forth, represents a continuation of the Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies, as amended, restated and renamed effective as of January 1, 1994 to reflect (a) the adoption of the Plan by U.S. Trust Corporation as its own Plan and the Corporation's assumption of, and becoming solely responsible for, all liabilities and obligations of United States Trust Company of New York under the Plan, and (b) changes in certain other provisions of the Plan.


2.   Definitions

     The following definitions are applicable to the Plan:

               "Affiliated Companies" means United States Trust
     Company of New York, and each other direct or indirect subsidiary of the Corporation.

               "Award" means a payment earned in accordance with the provisions of the Plan.

               "Beneficiary" means the person or persons designated in accordance with Section 13 to receive the

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     amount, if any, payable under the Plan upon the death
     of a Participant.

               "Board of Directors" means the Board of Directors of U.S. Trust Corporation.

               "Committee" means the Compensation and Benefits
     Committee of the Board of Directors.

               "Corporation" means U.S. Trust Corporation.

               "Management" means the senior officers of the Corporation or any of its Affiliated Companies who are responsible for determining business and strategic policies.

               "Maximum Amount Available for Awards" means, with respect to any fiscal year ending after December 31, 1985, the total amount available for Awards for all Participants in such fiscal year provided the applic-able Performance Goals set with respect to the fiscal year have been fully achieved.

               "Participant" means an employee of the Corporation or any of its Affiliated Companies who is selected to participate in the Plan.

               "Performance Goals" means the annual performance objectives of the Corporation or individual Participant established for the purpose of determining whether, and to what extent, Awards will be made for a fiscal year.

               "Plan" means the Annual Incentive Plan of U.S.
     Trust Corporation.


3.   Administration

     The Plan shall be administered by the Committee. In no event shall a member of the Committee be eligible for an Award under the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. In addition to


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the responsibilities and powers assigned to the Committee
elsewhere in the Plan, the Committee shall have the authority to:

               (i)  Select the Participants;

              (ii)  Establish the Performance Goals;

             (iii) Determine the Maximum Amount for Awards for all Participants, the allocation of such Maximum Amount Available for Awards among individual Participants or categories of Participants and actual Awards for each Participant; and

              (iv) Establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

     All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties.


4.   Participation

     Participants in the Plan shall be selected for each fiscal year from those employees of the Corporation or any of its Affiliated Companies whose efforts contribute materially to the annual success of the Corporation. No employee shall at any time have the right to be selected as a Participant in the Plan for any fiscal year, to be entitled automatically to an Award, nor, having been selected as a Participant for one fiscal year, to be a Participant in any other fiscal year.


5.   Awards

     Awards will be earned on the basis of performance measured against preestablished Performance Goals which relate to corporate performance, individual performance or a combination of corporate and individual performance.

     Corporate goals will be based upon an annual growth in the earnings per share of the Corporation or on such other


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corporate objectives as the Committee shall determine annu-
ally. The Committee shall have the authority to adjust Performance Goals, or performance measurement standards, for any fiscal year as it deems equitable in recognition of (i) extraordinary or nonrecurring events experienced by the Corporation during the fiscal year, or by any other corporation whose performance is relevant to the determination of the amount of any award hereunder, (ii) changes in applicable accounting rules or principles or changes in the Corporation's or in any other such corporation's methods of accounting during the fiscal year, or (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Corporation, or of any other such corporation. In the event that the Corporation's annual return or rate of return on shareholders' equity or other measurement of corporate performance for any year is less than a minimum to be set for each year by the Committee, no award based on corporate performance will be made for that year.

     Individual goals will be set and performance measured annually by the Committee based upon recommendations of Management.

     The Committee shall determine the Maximum Amount Avail-able for Awards as a percentage or percentages of the aggre-gate base salary earned for the year while a Participant of all Participants, either individually or by categories of Participants, provided that the Committee may, in its sole discretion, also apply such percentage or percentages to other current or deferred compensation and determine the year for which such deferred compensation shall be counted.

     The Committee shall determine whether the Performance Goals to be used in determining the Maximum Amount Available for Awards and the actual Awards for Participants, individu-ally or by categories of Participants, will be based on corporate performance, individual performance or a combina-tion of corporate and individual performance.

     The Committee may allocate, in the Committee's discre-tion, the portion, if any, of the Maximum Amount Available for Awards which is to be based on individual performance to categories of Participants, and may determine the actual


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Award, if any, to be based on individual performance for
each Participant in a category by apportioning, in the Com-mittee's discretion, all or part of any such allocated amount among any one or more of such Participants. The
Committee may also allocate, in the Committee's discretion, a portion of the Maximum Amount Available for Awards to be utilized for special additional Awards without regard to categories of Participants.

     No Award shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.


6.   Payment of Awards

     The amount payable to a Participant with respect to an Award earned under the Plan shall be (i) for the fiscal year ending December 31, 1980 the amount of the Award, and (ii) for any fiscal year ending after December 31, 1980, the amount of the Award reduced by the amount of any Profit-Sharing Amount contributed to or for the benefit of the Participant under the Employees' Profit-Sharing Plan of United States Trust Company of New York and Affiliated Companies with respect to the base salary of such Partici-pant taken into account in determining the Maximum Amount Available for Awards under the Plan for that fiscal year. The amount payable with respect to an award earned under the Plan shall be paid by the Corporation in cash as soon as practicable after the end of the fiscal year unless the Participant has filed an irrevocable written election with the Committee to defer the payment of all or a portion of such amount to a period commencing in such future year as is specified in the election, provided that no more than three
(3) such periods may be specified. Such election must be filed with the Committee no later than the last day of the fourth month prior to the end of the period for which the Award is earned, unless the Committee specifies an earlier filing date. Effective with respect to Awards earned under the Plan for each fiscal year ending after December 31, 1984, no Participant shall be permitted to defer the payment of all or any portion of the amount of an Award earned under the Plan, except to the extent the Committee may permit such a deferral by such Participants as the Committee may desig-


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nate in accordance with such standards as the Committee in
its sole discretion may adopt, and except to the extent such a deferral may be permitted to the Employees' Profit-Sharing Plan of United States Trust Company of New York and Affili-ated Companies pursuant to the terms of such Profit-Sharing Plan and consistent with the limitations set forth therein and in Sections 401(k)(3) and 415 of the Internal Revenue Code of 1954.

     The Committee shall cause a separate account to be maintained in the name of each Participant who has deferred all or a portion of the amount payable with respect to an Award under this Plan. Each such account shall be credited with an additional amount equal to the amount the account would have earned had it been credited with interest from the last day of the fiscal year with respect to which the Award was made until the last business day preceding the date as of which payment is made, compounded annually, at the Corporation's rate of return on shareholders' equity for each fiscal year that payment is deferred, including years during which such deferred payments are made, as determined by the Committee. The Committee may, in its sole discre-tion, credit interest or amounts payable prior to the date on which the Corporation's rate of return on shareholders' equity becomes ascertainable at the rate applicable to deferred amounts for the year immediately preceding the year of payment. Notwithstanding the foregoing provisions of this paragraph of Section 6, effective with respect to Awards earned under the Plan for each fiscal year beginning after December 31, 1984, the Committee, in its sole discre-tion, may provide an alternative method of determining the additional amount to be credited to each separate account maintained for deferred amounts under the Plan; provided, however, that no amount credited to an account pursuant to such alternative method shall exceed the amount that would have been credited if such determination had been based on the Corporation's rate of return on shareholders' equity ("R.O.E.") calculated in the manner provided in the foregoing provisions of this paragraph of Section 6 of the Plan. Any such alternative method may provide for use of either a stated interest rate or a fixed or floating interest rate determined by reference to an external standard selected by the Committee and may be modified by the Committee at any time, with prospective effect but with respect to all prior and all future deferrals; provided, however, that no such modification may be implemented


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without advance notice to Participants affected by the
modification.

     Payment of the balance credited to the account of a Participant shall be made in cash in a series of approxi-mately equal quarterly installments over a period of ten
(10) years, commencing in the year specified by the Partici-pant in his or her deferral election, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or commence on an earlier date, or both. If a Participant dies prior to the payment of the balance credited to his or her account, payment of such balance shall be made to the Participant's Beneficiary in a series of approximately equal quarterly installments over a period of five (5) years, unless the Committee in its sole discretion determines that payment shall be made over a shorter period.

     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control of the Corpo-ration (as hereinafter defined), unless the Board of Directors otherwise directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control (if the percentage of the Corporation's common shares acquired or directors appointed under paragraph (i) or (iii) of the definition of Change in Control set forth below shall be at least 20% but less than 25%, the entire unpaid balance of each Participant's and Beneficiary's account shall become payable in full to such Participant or Beneficiary. The amounts so payable shall be paid in single cash lump sums, reduced by any taxes withheld pursuant to Section 12, as soon as practicable following the Change in Control. Any resolution of the Board of Directors adopted in accordance with the provisions of this paragraph directing that this paragraph not become effective may be rescinded or countermanded at any time with or without retroactive effect.

     For purposes of this Section, "Change in Control" means that:

               (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of
     1934) other than directly from the Corporation;



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              (ii) there has been a merger or equivalent combina-
     tion after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

             (iii) 20% or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated in the most recent proxy statement of the Corporation.

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation or any of its Affiliated Companies and any Participant, Beneficiary or any other person. A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     Notwithstanding any other provision to the contrary contained in this Section 6, the following provisions shall apply in the case of each Participant whose account balance becomes payable on or after January 1, 1993:

               (i) As of January 1, 1993, the balance of the account of each such Participant (determined as of December 31, 1992 after the additional amounts provided for in the second paragraph of this Section 6 have been credited for the fiscal year 1992) shall be increased by an amount equal to 50 percent of such balance; provided, however, that the Participant's account balance shall not be so increased if, for any period beginning on or after January 1, 1993, any amount is required to be credited to the Participant's account pursuant to the second paragraph of this Section 6 at a rate higher than the rate specified in (ii) below.

              (ii) With respect to all periods beginning on and after January 1, 1993, there shall be credited to the


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     account of each such Participant, in lieu of the
     amounts otherwise provided for in the second paragraph of this Section 6, an additional amount equal to the amount the account would have earned if it had been credited with interest, compounded annually, at a rate equal to 50% of the Corporation's R.O.E. for each fiscal year or part thereof included in such periods;
     provided, however, that for any such period, the foregoing rate shall not be less than the lower of
     (A) 5% per annum or (B) the Corporation's R.O.E. for the applicable fiscal year, nor shall the foregoing rate exceed 15% per annum.


7.   Conditions and Forfeitures

     The payment of all Awards under the Plan, or of any part thereof, shall be contingent upon a Participant's com-pliance with each of the following conditions:

               (i) The Participant shall not, directly or indirectly, except as required in the course of his or her employment by the Corporation or any of its Affiliated Companies, furnish, divulge, or use at any time any information of a proprietary nature owned by the Corporation or any of its Affiliated Companies which is in the nature of confidential information or trade secrets.

              (ii) The Participant's employment by the Corporation or any of its Affiliated Companies shall not have terminated for any reason other than death, disability or retirement; provided, however, that the Committee, in its sole discretion, may determine that this condition shall not be applicable with respect to the Participant or any class of Participants of which the Participant is a member.

     If in the judgment of the Committee, reasonably exer-cised, a Participant shall have failed at any time to comply with any of the foregoing conditions, the obligation of the Corporation to make payment to such Participant or his or her Beneficiary shall terminate forthwith and any unpaid Awards shall be forfeited, except to the extent that the Participant would otherwise have received payment with respect to all or part of an Award but for his or her prior


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election to defer the payment thereof.


8.   Partial Awards

     An employee who is a Participant for less than a full year, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that year as the Committee shall deter-mine.


9.   Reorganization or Discontinuance

     A. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organiza-tion resulting from the merger, consolidation or other reor-ganization of the Corporation, or upon any successor cor-poration or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     B. If the business conducted by the Corporation shall be discontinued, any unpaid installments under the Plan shall become payable in a lump sum to the person or persons then entitled thereto.


10.  Non-Alienation of Benefits and General Creditor Status

     A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

     Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship


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between the Corporation and any Participant, Beneficiary, or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of Title I of ERISA. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Corporation may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver common shares of the Corporation or pay cash; provided, however, that unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.


11.  No Claim or Right Under the Plan

     No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any of its Affiliated Companies.


12.  Taxes

     The Corporation shall deduct from all amounts otherwise payable under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such amounts.


13.  Designation and Change of Beneficiary

     Each Participant shall file with the Committee a writ-ten designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable


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under the Plan upon his or her death.  A Participant may,
from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 13, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.


14.  Payments to Persons Other Than Participant

     If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Corporation therefor.


15.  No Liability of Committee Members

     No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power


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relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.


16.  Amendment or Termination

     The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that (i) no amendment may be made by the Board of Directors which will materially increase the cost of the Plan to the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, no further Awards shall be made with respect to any fiscal year of the Corporation ending after December 31, 1989.


17.  Governing Law

     The Provisions of the Plan shall be governed by and construed in accordance with the laws of the State of New York.


18.  Effective Date

     The Plan, as initially adopted and approved by shareholders of the Corporation at its 1980 annual meeting of shareholders, became effective as of January 1, 1980 at its 1983 annual meeting of shareholders.






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